EXHIBIT 4.6

PROSPECTUS

                          CONRAIL INC.
                          Common Stock
                  (Par Value $1.00 Per Share)
                       and Phantom Shares
                    ________________________

              CONSOLIDATED RAIL CORPORATION ANNUAL
              PERFORMANCE ACHIEVEMENT REWARD PLAN
                   FOR 1994 FOR NON-OFFICERS


          This Prospectus relates to 98,600 shares of Common

Stock, par value $1.00 per share (the "Common Stock"), and 98,600

Phantom Shares of Conrail Inc., a Pennsylvania corporation (the

"Company"), issuable pursuant to the Consolidated Rail

Corporation Annual Performance Achievement Reward Plan For 1994

For Non-Officers ("the Plan").  Participants may obtain

additional information about the Plan and its administrators from

Conrail Inc., Secretary, 2001 Market Street, Philadelphia,

Pennsylvania 19101, telephone (215) 209-4054.

          The New York Stock Exchange and the Philadelphia Stock

Exchange will authorize the listing, upon official notice of issuance, of the shares of the Common Stock to which this

Prospectus relates.  The Phantom Shares will not be listed on any securities exchange.

         ______________________________________________


              THIS DOCUMENT CONSTITUTES PART OF A
         PROSPECTUS COVERING SECURITIES THAT HAVE BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933.
         _______________________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
   SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
          ________________________________________________


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          Neither delivery of this Prospectus nor any sale made

hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein.  No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company.  This

Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus

relates in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

                _______________________________



               The date of this Prospectus is February 15, 1995.


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Description of the Plan.
- -----------------------
          The Plan was adopted by the Board of Directors of the

Company (the "Board") on December 15, 1993, as amended on

April 20, 1994, and was effective throughout calendar year 1994.

The purposes of the Plan are to provide an incentive for enhanced individual and corporate performance and aid the Company's wholly-

owned subsidiary, Consolidated Rail Corporation, in attracting and retaining capable employees.

          The Plan provides for the payment of bonus awards

("Awards") upon the attainment of certain specified corporate performance targets.  Awards are payable in cash or, at the

election of the participant, in Phantom Shares of the Company that are settled automatically at the end of the deferral period on a share for share basis, without any additional consideration,

fees or charges, in shares of Common Stock of the Company.  To the extent the Plan provides for cash payments, the Plan is

unfunded.  Obligations of the Company under the Plan are

unsecured.  The Plan is not subject to the provisions of the

Employee Retirement Income Security Act of 1974.

     Shares Subject to the Plan.
     --------------------------
          Up to 98,600 Phantom Shares and an equal number of

shares of Common Stock may be issued pursuant to the Plan.

          The Company currently anticipates that all of the

shares of Common Stock issued pursuant to the Plan will be issued from the Company's authorized but unissued capital stock or

reacquired shares of Common Stock.

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          At the end of the deferral period, as described in the

Plan, each Phantom Share will be settled by the Registrant on a one for one basis in the Registrant's Common stock, without

payment of any additional consideration, fee or charge.  During the deferral period, holders of Phantom Shares will receive

additional compensation in the same amounts as holders of an equal number of shares of the Registrant's Common Stock receive as dividends.  Holders of Phantom Shares have the option of

accruing additional Phantom Shares instead of receiving this compensation in cash.  Phantom Shares have no voting rights.

     Administration.
     --------------
          The Plan is administered by the Compensation Committee

of the Board.  The Compensation Committee consists of at least three (3) disinterested members of the Board appointed by the

Board for a one-year term.  Members of the Compensation Committee can be removed from such Committee by the Board.  The

Compensation Committee has sole and complete authority to adopt,

alter and repeal such administrative rules, guidelines and

practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and

provisions of the Plan.  Decisions of the Compensation Committee

are final and conclusive in all matters relating to the Plan.

     Eligible Employees.
     ------------------
          Each non-agreement employee, and each technically

covered employee, other than an officer, who is employed by

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Consolidated Rail Corporation during 1994 is eligible to

participate in the Plan.

     Purchase of Securities Pursuant to the Plan and Payment for
     -----------------------------------------------------------
Securities Offered.
- ------------------
          Each participant was entitled to elect, by July 31,

1994, to defer receipt of all or a part (subject to a 10%

minimum) of his or her Award for a period of one, two, three,

four or five years.  Each participant who elects to defer receipt of all or a part of his or her Award shall be credited with

Phantom Shares equal in value to the deferred amount of his or her Award ("Deferred Shares"), plus additional Phantom Shares equal in value to 10% of the deferred amount of the Award

multiplied by the number of years receipt of such Award was

deferred ("Bonus Shares").  For purposes of calculating the

number of Phantom Shares to be credited to a participant, each

Phantom Share is deemed to have a value of $52.875, the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on January 31, 1995.

     Assignment; Transfer; Liens.
     ---------------------------
          The Plan contains no provisions relating to the

assignment, hypothecation or transfer of Awards or Phantom

Shares, nor any provisions relating to the creation of any liens on the Awards or Phantom Shares.

     Forfeitures.
     -----------
          A participant who is dismissed from employment with

Consolidated Rail Corporation for cause prior to receipt of any

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portion of his or her Phantom Shares or Common Stock shall

forfeit such portion of such Phantom Shares or Common Stock.

          A participant who resigns from Consolidated Rail

Corporation during the deferral period will receive cash in the amount of the lesser of (1) the amount of the Award the

participant deferred or (2) an amount equal to the number of

Deferred Shares held by such participant multiplied by the fair market value of the Company's Common Stock on the date of his or her termination of employment.  Such a participant will also receive a cash payment for all Phantom Shares accumulated through the election to reinvest as dividends, but will forfeit all Bonus

Shares.

          A participant who retires during the deferral period

with the right to an immediate pension under the Supplemental

Pension Plan of Consolidated Rail Corporation will receive a stock certificate representing the number of shares of the

Company's Common Stock that is equal to the sum of (1) the

participant's Deferred Shares plus (2) that fraction of the

participant's Bonus Shares that is equal to the number of days from the first day of the deferral period to the last day of the participant's employment divided by the total number of days in the deferral period.  The balance of such participant's Bonus

Shares will be forfeited.

     Federal Income Tax Effects.
     --------------------------
          The principal federal income and employment tax

consequences of the Plan under the Internal Revenue Code of 1986,

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as amended (the "Code"), as currently in effect to employees and the Company are set forth below.  The following general summary
                                  ------------------------------
does not purport to be complete and does not cover, among other
- ---------------------------------------------------------------
things, state and local tax treatment of participation in the
- -------------------------------------------------------------
Plan.  Furthermore, differences in participants' financial
- -----------------------------------------------------------
situations may cause federal, state and local tax consequences of
- -----------------------------------------------------------------
participation in the Plan to vary.  Therefore, each participant
- ---------------------------------------------------------------
in the Plan is urged to consult his or her own accountant, legal
- ----------------------------------------------------------------
counselor or other financial advisor regarding the income tax
- -------------------------------------------------------------
consequences to him of participation in the Plan.
- -------------------------------------------------
          The Plan is not qualified under Section 401(a) of the

Code.

          A participant receiving an immediate cash payment of

all or part of an Award, a deferred cash payment for Phantom

Shares in the event of the participant's resignation during the deferral period, or a cash payment with respect to a dividend on his or her Phantom Shares, will be required to report such cash payment as compensation income at the time of receipt.  The cash payment also will be subject to federal income and employment tax withholding requirements and (where applicable) state and local tax withholding requirements.  The Company generally will be entitled to a deduction for each such cash payment for the

taxable year in which the liability for the payment was accrued.

          A participant electing to defer receipt of all or part

of an Award, and to accrue additional Phantom Shares in lieu of cash payments for dividends, will be required to report as

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compensation income the fair market value of the Common Stock at the time issued in settlement of the participant's Phantom

Shares.  The dividend-related accrual of additional Phantom

Shares will be subject to federal employment tax withholding requirements at the time of each such accrual.  The subsequent issuance of shares of Common Stock in settlement of the

participant's Phantom Shares will be subject to federal income and employment tax withholding requirements and (where

applicable) to state and local tax withholding requirements,

except that the shares of such Common Stock attributable to

previous dividend related accruals of additional Phantom Shares will not then be subject to federal employment tax withholding requirements.  The Company generally will be entitled to a

deduction equal to the amount includable in income by the

participant for the taxable year in which the Company's

obligation to issue the Common Stock was accrued.

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              REGISTRANT INFORMATION AND EMPLOYEE

                    PLAN ANNUAL INFORMATION


          The Company will provide without charge to each Plan

participant upon written or oral request of any such person, a copy of all or any of the documents incorporated by reference in

Item 3 of Part II of the Registration Statement to which this

Prospectus relates.  Such documents, which are also incorporated by reference into this Prospectus under Section 10(a) of the

Securities Act of 1933, are as follows:

               (a)  The Company's latest annual report
               (Form 10-K for the year ended December 31, 1993), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
               "Exchange Act");

               (b)  the Company's Form 10-Q reports for
               the quarters ended March 31, June 30 and September 30, 1994 and the Company's Form 8-K Reports dated February 18, 1994 and December 30, 1994 filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

               (c)  the description of the Common Stock
               set forth under the caption "Description of Registered Securities to be Registered" contained in the Company's registration statement on Form 8-
               B dated July 13, 1993, filed pursuant to Section
               12 of the Exchange Act.

          In addition, also incorporated by reference into such

Registration Statement and this Prospectus are all documents hereafter filed by the Company pursuant to Section 13(a), 13(c),

13 or 15(d) of the Exchange Act prior to the filing of a post-

effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered

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hereby then remaining unsold, and such documents shall be deemed to be a part hereof from the date of filing of such documents.

          In addition, the Company shall deliver without charge

to Plan participants who request such information orally or in writing, copies of all reports, proxy statements and other

communications distributed to the Company's security holders generally.  Written or telephone requests should be directed to

Conrail Inc., Secretary, 2001 Market Street, Philadelphia,

Pennsylvania 19101, telephone (215) 209-4054.

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